Exhibit 24

                               POWER OF ATTORNEY


         The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby severally constitute and appoint DENNIS W. BAKKE, BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to approve and sign for and in the name of the undersigned in the capacities indicated below the Registration Statement on Form S-8 relating to shares of Common Stock, par value $.01 per share, of The AES Corporation, a Delaware corporation ("AES"), issuable or deliverable upon exercise of options granted under The AES Corporation Non-Employee Director Stock Option Plan, any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

         This Power of Attorney may be executed in counterparts, which together shall constitute one and the same instrument.


Signature                     Position with AES             Date

/s/ Roger W. Sant             Chairman of the               November 11, 1996
---------------------------   Board and Director
Roger W. Sant

/s/ Dennis W. Bakke           President, Chief Executive    November 11, 1996
---------------------------   Officer and Director
Dennis W. Bakke               (Principal Executive Officer)

/s/ Vicki-Ann Assevero        Director                      November 11, 1996
Vicki-Ann Assevero

/s/ Dr. Alice F. Emerson      Director                      November 11, 1996
---------------------------
Dr. Alice F. Emerson

/s/ Robert F. Hemphill, Jr.   Director                      November 11, 1996
---------------------------
Robert F. Hemphill, Jr.

/s/ Frank Jungers             Director                      November 11, 1996
Frank Jungers

/s/ Dr. Henry R. Linden       Director                      November 11, 1996
---------------------------
Dr. Henry R. Linden

/s/ Russell E. Train          Director                      November 11, 1996
---------------------------
Russell E. Train

/s/ Thomas I. Unterberg       Director                      November 11, 1996
---------------------------
Thomas I. Unterberg

/s/ Robert H. Waterman, Jr.   Director                      November 11, 1996
---------------------------
Robert H. Waterman, Jr.

/s/ Barry J. Sharp            Vice President and Chief      November 11, 1996
---------------------------   Financial Officer (Principal
Barry J. Sharp                Financial and Accounting Officer)